Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended September 30, 2009

Newton, MA (November 5, 2009): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and nine months ended September 30, 2009.

Results for the quarter ended September 30, 2009:

Net income available for common shareholders was $59.5 million for the quarter ended September 30, 2009, compared to $73.1 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended September 30, 2009 and 2008 was $0.27 and $0.32, respectively.  Net income for the quarter ended September 30, 2009 includes $50.1 million, or $0.22 per share, of gain on sale of properties.  Net income for the quarter ended September 30, 2008 includes $57.7 million, or $0.25 per share, of gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the quarter ended September 30, 2009 was $60.8 million, or $0.27 and $0.26 per share basic and diluted, respectively, compared to FFO available for common shareholders for the quarter ended September 30, 2008 of $62.3 million, or $0.27 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 223,729,719 and 252,922,377, respectively, for the quarter ended September 30, 2009, and 227,251,421 and 256,444,079, respectively, for the quarter ended September 30, 2008.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the nine months ended September 30, 2009:

Net income available for common shareholders was $136.9 million for the nine months ended September 30, 2009, compared to $143.2 million for the same period last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the nine months ended September 30, 2009 and 2008 was $0.61 and $0.63, respectively.  Net income for the nine months ended September 30, 2009 includes $79.2 million, or $0.35 per share, of gain on sale of properties and $20.7 million, or $0.09 per share, of gain on early extinguishment of debt.  Net income for the nine months ended September 30, 2008 includes $97.6 million, or $0.43 per share, of gain on sale of properties.

Funds from operations (FFO) available for common shareholders for the nine months ended September 30, 2009 was $187.5 million, or $0.84 and $0.81 per share basic and diluted, respectively, compared to FFO available for common shareholders for the nine months ended September 30, 2008 of $189.5 million, or $0.84 and $0.82 per share basic and diluted, respectively.

The weighted average number of basic and diluted common shares outstanding totaled 224,341,719 and 253,534,377, respectively, for the nine months ended September 30, 2009, and 226,052,588 and 255,245,246, respectively, for the nine months ended September 30, 2008.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of September 30, 2009, 88.0% of HRP’s total square feet was leased, compared to 89.1% as of June 30, 2009 and 90.6% as of September 30, 2008.

HRP signed lease renewals for 618,000 square feet and new leases for 518,000 square feet during the quarter ended September 30, 2009, for weighted average rental rates that were 3% below prior rents for the same space.  Average lease terms for leases signed during the third quarter of 2009 were 4.6 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2009 totaled $6.32 per square foot on a weighted average basis.

Investing Activities:

During the third quarter of 2009, HRP acquired three office properties with 761,000 square feet of space for $207.6 million, excluding closing costs.  HRP also sold seven properties during the third quarter of 2009 with 374,000 square feet of space for $144.6 million, excluding closing costs, and realized a gain on sale of properties of $50.1 million.

Conference Call:

On Thursday, November 5, 2009, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the third quarter 2009 results.

The conference call telephone number is (888) 670-2251.  Participants calling from outside the United States and Canada should dial (913) 312-1463.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 4:00 p.m. Eastern Time on Thursday, November 12, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 6646149.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit HRP’s web site about five minutes before the call.  The archived webcast will be available for replay on HRP’s web site for about one week after the call.

Supplemental Data:

A copy of HRP’s Third Quarter 2009 Supplemental Operating and Financial Data is available for download at HRP’s web site, www.hrpreit.com.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office and industrial buildings located throughout the United States.  As of September 30, 2009, HRP owned 515 operating properties with 66.1 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, Hawaii.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.  HRP’s web site is not incorporated as part of this press release.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Rental income	$206,587	$211,689	$636,239	$617,134

Expenses:
Operating expenses	88,304	89,074	266,729	254,038
Depreciation and amortization	48,165	46,584	146,159	136,625
General and administrative	9,628	9,184	28,907	27,037
Acquisition costs (1)	1,539	—	2,287	—
Total expenses	147,636	144,842	444,082	417,700
Operating income	58,951	66,847	192,157	199,434

Interest income	331	485	839	903
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,574, $1,431, $5,102 and $3,957, respectively)	(41,786)	(45,154)	(129,912)	(134,577)
Gain on early extinguishment of debt	—	—	20,686	—
Equity in earnings of equity investments	2,957	—	3,818	—
Income from continuing operations before income tax expense	20,453	22,178	87,588	65,760
Income tax expense	(176)	(451)	(518)	(611)
Income from continuing operations	20,277	21,727	87,070	65,149
Discontinued operations:
Income from discontinued operations	1,816	6,339	8,700	18,408
Gain on sale of properties	50,106	57,658	79,157	97,625
Net income	72,199	85,724	174,927	181,182
Preferred distributions	(12,667)	(12,667)	(38,001)	(38,001)
Net income available for common shareholders	$59,532	$73,057	$136,926	$143,181

Calculation of Funds from Operations, or FFO (2):
Net income	$72,199	$85,724	$174,927	$181,182
Plus: depreciation and amortization from continuing operations	48,165	46,584	146,159	136,625
Plus: depreciation and amortization from discontinued operations	—	348	—	7,352
Plus: acquisition costs (1)	1,539	—	2,287	—
Plus: FFO from equity investments	4,615	—	5,785	—
Less: gain on early extinguishment of debt	—	—	(20,686)	—
Less: gain on sale of properties	(50,106)	(57,658)	(79,157)	(97,625)
Less: equity in earnings of equity investments	(2,957)	—	(3,818)	—
FFO	73,455	74,998	225,497	227,534
Less: preferred distributions	(12,667)	(12,667)	(38,001)	(38,001)
FFO available for common shareholders	$60,788	$62,331	$187,496	$189,533

Weighted average common shares outstanding — basic	223,730	227,251	224,342	226,052
Weighted average common shares outstanding — diluted (3)	252,923	256,444	253,535	255,245

Per common share:
Income from continuing operations available for common shareholders — basic and diluted	$0.03	$0.04	$0.22	$0.12
Income from discontinued operations — basic and diluted	$0.23	$0.28	$0.39	$0.51
Net income available for common shareholders — basic and diluted	$0.27	$0.32	$0.61	$0.63
FFO available for common shareholders — basic	$0.27	$0.27	$0.84	$0.84
FFO available for common shareholders — diluted	$0.26	$0.27	$0.81	$0.82

Common distributions paid	$0.12	$0.21	$0.36	$0.63

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(1)    Acquisition costs have been expensed under the Business Combinations Topic of The FASB Accounting Standards CodificationTM since January 1, 2009.

(2)    We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition costs, gain on early extinguishment of debt and loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of operating performance between periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, some REITs may calculate FFO differently than us.

(3)   As of September 30, 2009, our 15,180 outstanding series D preferred shares were convertible into 29,193 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO for the quarters and nine months ended September 30, 2009 and 2008.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income available for common shareholders	$59,532	$73,057	$136,926	$143,181
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Net income available for common shareholders — diluted	$65,699	$79,224	$155,427	$161,682

FFO available for common shareholders	$60,788	$62,331	$187,496	$189,533
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
FFO available for common shareholders — diluted	$66,955	$68,498	$205,997	$208,034

Weighted average common shares outstanding — basic	223,730	227,251	224,342	226,052
Effect of dilutive Series D preferred shares	29,193	29,193	29,193	29,193
Weighted average common shares outstanding — diluted	252,923	256,444	253,535	255,245

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Real estate properties:
Land	$1,224,934	$1,220,554
Buildings and improvements	4,948,914	5,021,703
	6,173,848	6,242,257
Accumulated depreciation	(858,271)	(862,958)
	5,315,577	5,379,299
Properties held for sale	11,178	145,849
Acquired real estate leases, net	163,753	164,308
Equity investments	161,045	—
Cash and cash equivalents	33,227	15,518
Restricted cash	11,638	10,837
Rents receivable, net of allowance for doubtful accounts of $10,910 and $8,492, respectively	187,495	196,839
Other assets, net	123,614	103,449
Total assets	$6,007,527	$6,016,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$241,000	$201,000
Senior unsecured debt, net	2,133,130	2,241,225
Mortgage notes payable, net	442,071	447,693
Other liabilities related to properties held for sale	23	3,400
Accounts payable and accrued expenses	99,214	99,285
Acquired real estate lease obligations, net	49,398	47,839
Rent collected in advance	29,405	26,537
Security deposits	21,404	17,935
Due to affiliates	28,717	10,073
Total liabilities	3,044,362	3,094,987

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 223,860,241 and 227,731,938 shares issued and outstanding, respectively	2,239	2,277
Additional paid in capital	2,924,166	2,937,986
Cumulative net income	2,247,181	2,072,254
Cumulative common distributions	(2,522,856)	(2,441,841)
Cumulative preferred distributions	(369,929)	(331,928)
Total shareholders’ equity	2,963,165	2,921,112
Total liabilities and shareholders’ equity	$6,007,527	$6,016,099